Exhibit 10a

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 22 to Registration Statement (Investment company Act File No. 811-21162) on Form N-1A of BlackRock Principal Protected Trust (the “Trust”) of our report dated August 23, 2007, relating to the financial statements and financial highlights of BlackRock Basic Value Principal Protected Fund (the “Fund”) of BlackRock Principal Protected Trust appearing in the Annual Report on Form N-CSR of the Fund for the year ended June 30, 2007, and to the reference to us under the heading “Financial Statements” in Part B of this Registration Statement.

/s/ Deloitte & Touche LLP

Princeton, New Jersey
October 26, 2007